                                                                    EXHIBIT 99.1



                            WORLD GAMING CORPORATION

                             ---------------------

                              FINANCIAL STATEMENTS
                  For the nine months ended September 30, 1999
                      and the year ended December 31, 1998



                               AND REPORT THEREON

                         INDEX OF FINANCIAL STATEMENTS



                                                                           PAGE
                                                                           ----
Report of Independent Accountants                                           1
Balance Sheets as of December 31, 1998 and September 30, 1999               2
Statements of Operations for the Year Ended December 31, 1998 and
   for the Nine Months Ended September 30, 1999                             3
Statements of Changes in Stockholders' Equity (Deficit) for
   the Year Ended December 31, 1998 and for the Nine Months
   Ended September 30, 1999                                                 4
Statements of Cash Flows for the Year Ended December 31, 1998
   and for the Nine Months Ended September 30, 1999                         5
Notes to Financial Statements                                               6

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
World Gaming Corporation
Philadelphia, Pennsylvania

We have audited the accompanying balance sheets of World Gaming as of September 30, 1999 and December 31, 1998 and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the nine months ended September 30, 1999 and the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of World Gaming Corporation at September 30, 1999 and December 31, 1998, and the results of its operations and its cash flows for the nine months ended September 30, 1999, and year ended December 31, 1998 in conformity with generally accepted accounting principles.

                                      /s/ SMART & ASSOCIATES, LLP

December 6, 1999

                            WORLD GAMING CORPORATION
                                 Balance Sheets
                    September 30, 1999 and December 31, 1998

                                  ------------

                                                                      1999            1998
                                                                  -----------      -----------
                                            ASSETS
Current assets:
        Cash and cash equivalents                                 $   240,186      $    43,774
        Accounts receivable                                           432,698           19,123
        Prepaid expenses                                                5,212              505
                                                                  -----------      -----------
                Total current assets                                  678,096           63,402
                                                                  -----------      -----------
Property and equipment, net                                           302,065          272,935
Security deposits                                                       1,800            1,800
                                                                  -----------      -----------
                Total assets                                      $   981,961      $   338,137
                                                                  ===========      ===========

                                          LIABILITIES

Current liabilities:
        Accounts payable                                          $    65,021      $    36,093
        Accrued expenses                                              168,790           18,426
        Loans payable -- related parties                              136,000          138,686
        Note payable                                                       --           30,000
        Capital lease obligations -- current                           12,824            2,748
                                                                  -----------      -----------
                Total current liabilities                             382,635          225,953

Capital lease obligations -- net of current portion                    23,525            6,891
                                                                  -----------      -----------
                Total liabilities                                     406,160          232,844
                                                                  -----------      -----------
Commitments and contingencies                                              --               --

                                     STOCKHOLDERS' EQUITY

Stockholders' equity:
        Common stock, no par; $.001 stated value;
                15,000,000 shares authorized; 7,097,187 and
                6,887,187 shares, respectively issued and
                outstanding                                             7,097            6,887

        Additional paid-in capital                                  2,640,436        1,376,346
        Accumulated deficit                                        (2,071,732)      (1,277,940)
                                                                  -----------      -----------
                Total stockholders' equity                            575,801          105,293
                                                                  -----------      -----------
                Total liabilities and stockholders' equity        $   981,961      $   338,137
                                                                  ===========      ===========



   The accompanying notes are an integral part of these financial statements.

                            WORLD GAMING CORPORATION
                            Statements of Operations
                           For the nine months ended
            September 30, 1999 and the year ended December 31, 1998

                                             January 1, 1999         Year ended
                                             to September 30,       December 31,
                                                   1999                 1998
                                             ----------------       ------------
Revenues, net
  Royalty income................................ $1,583,167         $    10,523
  Consulting income.............................      3,050              22,575
                                                 ----------         -----------
    Total revenues, net.........................  1,586,217              33,098
                                                 ----------         -----------
Other operating expenses........................    950,380              80,033
General and administrative expenses.............  1,420,809              75,075
Asset impairment charge.........................         --          (1,000,000)
                                                 ----------         -----------
    Loss from operations........................    784,972           1,122,010
                                                 ----------         -----------
Other income (expense):
  Interest income...............................      1,380                 736
  Interest expense..............................    (13,378)             (2,333)
  Gain (loss) on disposal of property and
    equipment...................................      3,178              (2,493)
                                                 ----------         -----------
    Total other income (expense)................     (8,820)             (4,090)
                                                 ----------         -----------
Loss before provision from income taxes......... $ (793,792)        $(1,126,100)
Provision for income taxes                               --                  --
                                                 ----------         -----------
    Net loss.................................... $ (793,792)        $(1,126,100)
                                                 ==========         ===========

   The accompanying notes are an integral part of these financial statements.

                            WORLD GAMING CORPORATION
             Statement of Changes in Stockholders' Equity (Deficit)
                 For the nine months ended September 30, 1999,
                      and the year ended December 31, 1998

                              --------------------


                                          COMMON STOCK         PREFERRED STOCK
                                    ---------------------  ----------------------
                                     ISSUED AND             ISSUED AND               ADDITIONAL                         TOTAL
                                    OUTSTANDING            OUTSTANDING                 PAID-IN      ACCUMULATED     STOCKHOLDERS'
                                       SHARES     AMOUNT      SHARES      AMOUNT      CAPITAL         DEFICIT     EQUITY (DEFICIT)
                                    -----------  --------  -----------   ---------  ------------    -----------   ----------------
Balance at January 1, 1998            5,500,000    $5,500            -   $       -    $   49,036    $  (151,840)     $     (97,304)
Issuance of common for
 software license                     1,000,000     1,000            -           -       999,000              -          1,000,000
Issuance of 328,750 shares
 of preferred stock                           -         -      328,750     328,750             -              -            328,750
Issuance costs of
 preferred stock offering                     -         -            -           -       (48,977)             -            (48,977)
Issuance of 5% preferred
 stock dividend                               -         -       16,437      16,437       (16,437)             -                  -
Conversion of all preferred
 stock to common stock                  345,187       345     (345,187)   (345,187)      344,842              -                  -
Issuance of common stock
 for consulting services                 42,000        42            -           -        41,958              -             42,000
Corporation expenses paid by
 majority stockholder                         -         -            -           -         6,924              -              6,924
Net loss                                      -         -            -           -             -     (1,126,100)        (1,126,100)
                                    -----------  --------  -----------   ---------  ------------    -----------        -----------
Balance at December 31, 1998          6,887,187     6,887            -           -     1,376,346     (1,277,940)           105,923
Issuance of common stock to
 extinguish note payable                 30,000        30            -           -        29,970              -             30,000
Exercise of warrants                     30,000        30            -           -           270              -                300
Issuance of common stock for
 employee services                      150,000       150            -           -       149,850              -            150,000
Distribution of equipment to
 majority stockholder                         -         -            -           -        (5,000)             -             (5,000)
Issuance of compensating options
 to employees                                 -         -            -           -     1,089,000              -          1,089,000
Net loss                                      -         -            -           -             -       (793,792)          (793,792)
                                    -----------  --------  -----------   ---------  ------------    -----------      -------------
Balance at September 30, 1999         7,097,187    $7,097            -      $    -    $2,640,436    $(2,071,732)       $   575,801
                                    ===========  ========  ===========   =========  ============    ===========      =============

    The accompanying notes are an integral part of these financial statements

                            WORLD GAMING CORPORATION
                            Statements of Cash Flows
                  For the nine months ended September 30, 1999
                      and the year ended December 31, 1998
                Increase (decrease) in cash and cash equivalents

                                  ------------

                                                                        JANUARY 1, 1999       YEAR ENDED
                                                                        TO SEPTEMBER 30,     DECEMBER 31,
                                                                             1999                1998
                                                                        ---------------      ------------
Cash flows from operating activities:
  Net loss                                                               $  (793,792)         $(1,126,100)
  Adjustments to reconcile net loss to net cash provided by
    (used in) operating activities:
    Corporation expenses paid by majority stockholder                             --               6,924
    Common stock issued in exchange for services                                  --              42,000
    Common stock issued for services                                         150,000                  --
    Asset impairment charge                                                       --           1,000,000
    Loss (gain) on disposal of property and equipment                         (3,178)              2,493
    Compensation expense from stock options issued                         1,089,000                  --
    Depreciation and amortization                                             26,989              11,053
    Increase in security deposits                                                 --              (1,800)
    Increase in accounts receivable                                         (413,575)            (19,123)
    Increase in prepaid expenses                                              (4,707)               (373)
    Increase (decrease) in accounts payable                                   28,928             (13,306)
    Increase in accrued expenses                                             150,364              15,458
                                                                         -----------         -----------
      Net cash provided by (used in) operating activities                    230,029             (82,774)
                                                                         -----------         -----------
Cash flows from investing activities:
  Acquisition of property and equipment and net cash
    used in investing activities                                             (24,661)           (264,573)
                                                                         -----------         -----------

Cash flows from financing activities:
  Proceeds from loans from related parties                                        --             138,803
  Repayments of loans from related parties                                    (3,800)            (27,117)
  Repayments of capital leases                                                (5,456)               (338)
  Proceeds from the issuance of preferred stock                                   --             328,750
  Preferred stock issuance costs                                                  --             (48,977)
  Proceeds from exercise of common stock warrants                                300                  --
                                                                         -----------         -----------
      Net cash provided by (used in) financing activities                     (8,956)            391,121
                                                                         -----------         -----------
Net increase in cash and cash equivalents                                    196,412              43,774
Cash and cash equivalents at beginning of period                              43,774                  --
                                                                         -----------         -----------
Cash and cash equivalents at end of period                               $   240,186         $    43,774
                                                                         ===========         ===========
Schedule of supplemental cash flow information:
  Cash paid during the period for interest                               $     2,964         $       317
                                                                         ===========         ===========

Supplemental schedule of noncash investing and financing activities:

  Capital leases incurred in connection with the acquisition
    certain property and equipment                                       $    32,166         $     9,977
  Notes incurred in connection with acquisition of
    certain property and equipment                                             1,114                  --
  Distribution of equipment to majority stockholder                            5,000                  --
  Issuance of common stock to extinguish note payable                         30,000                  --
  Conversion of all preferred stock to common stock                               --                 345
  Issuance of common stock for software license                                   --           1,000,000

   The accompanying notes are an integral part of these financial statements.

                            WORLD GAMING CORPORATION
                         Notes to Financial Statements
                    September 30, 1999 and December 31, 1998

                             _____________________

1.   Nature of Operations and Summary of Significant Accounting Policies:

This summary of significant accounting policies of World Gaming Corporation (Corporation) is presented to assist in the understanding of the Corporation's financial statements. The financial statements and notes are representations of the Corporation's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

          Nature of Operations:

          World Gaming Corporation is an interactive technologies and services company that markets content that service the interactive entertainment industry for the Internet. The Corporation markets its services through co-marketing or "hosting" agreements and strategic alliances in the entertainment, communications, software content and technology market sectors.

          The Corporation's business is licensing application-specific software technologies to other content providers. These applications are focused in the area of online entertainment. Unlike other game companies, the Corporation's business model is not to build a gaming destination, but rather to increase the amount of time a visitor spends at a website, thereby generating more advertising impressions. As of September 30, 1999, the Company had one operating online game, "bingo", which offers incentive prizes.

          Prior to October 1, 1998, the Corporation was considered a development stage enterprise and was primarily engaged in raising capital, financial planning, establishing sources of supply and acquiring property and equipment. After September 30, 1998, the Corporation provided an internet game at various websites which generated royalty income from the sale of advertising on those internet websites.

          As described in note 14, the Corporation has entered into an agreement for the sale of all outstanding shares of the Corporation's common stock.

          Use of Estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                            WORLD GAMING CORPORATION
                         Notes to Financial Statements
                    September 30, 1999 and December 31, 1998

                             _____________________

1. Nature of Operations and Summary of Significant Accounting Policies (continued):

          Cash and Cash Equivalents:

          For purposes of the statement of cash flows, the Corporation considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

          Property and Equipment:

          Property and equipment are stated at cost. Maintenance, repairs and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in operations. Depreciation and amortization are calculated on a straight-line basis over the shorter of the lease term or the estimated useful lives of the assets.

          Income Taxes:

          Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to differences between the bases of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future income taxes. Valuation allowances are provided against assets which are not likely to be realized.

          Revenue Recognition:

          The Corporation recognizes royalty income, net of discounts and allowances, from the sale of advertising on the internet websites which use its applications technology. Consulting revenue represents revenue received for services performed by the chief financial officer of the Corporation for a related party.

          Stock-Based Compensation:

          In 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which allows an entity to use a fair value-based method for valuing stock-based compensation cost at the grant date based on the fair value of the award. Compensation is then recognized over the service period, which is usually the vesting period. Alternatively, the statement permits entities to elect accounting for employee stock options and similar instruments under Accounting Principles Board Opinion ("APB") 25, "Accounting for Stock Issued to Employees" and its related interpretations using the intrinsic value method. Entities that elect to account for stock options using APB 25 are required to make pro forma disclosures of net income, as if the fair value-based method of accounting defined in SFAS No. 123 had been applied

                            WORLD GAMING CORPORATION
                    Notes to Financial Statements, continued
                    September 30, 1999 and December 31, 1998
                              -------------------


1. Nature of Operations and Summary of Significant Accounting Policies, continued:

Stock-Based Compensation, continued:

Stock-based compensation issued to employees is recognized using the intrinsic value method. For disclosure purposes, pro-form information is provided as if the fair value method had been applied. Stock issued to non-employees for services rendered is valued at the fair value of those services.

2. Property and Equipment:

Property and equipment consisted of the following:

                                                   September 30,       December 31,
                                                       1999                1998
                                                   -------------       ------------
Equipment and furniture under capital lease         $ 40,553            $ 10,277
Equipment and furniture                               10,201              15,709
Purchased computer software                          250,000             250,000
Web site                                              31,737               7,500
                                                    --------            --------
                                                     332,491             283,486
Less accumulated amortization and depreciation       (30,426)            (10,551)
                                                    --------            --------
                                                    $302,065            $272,935
                                                    ========            ========

Depreciation and amortization expense for the nine months ended September 30, 1999 and the year ended December 31, 1998 was $26,989 and $11,053, respectively. Accumulated amortization on equipment and furniture under capital leases was $7,617 and $714 at September 30, 1999 and December 31, 1998, respectively.

3. Asset Impairment:

In March, 1998, the Corporation entered into a licensing agreement for a network infrastructure (e.g. source code) to support future games and software development. The Corporation exchanged 1,000,000 shares of common stock for the license agreement which was determined to have a fair value of $1,000,000 based on the estimated market value of $1.00 per share. Subsequently, management decided to abandon the license and replace the network infrastructure with purchased software. Pursuant to SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", the Corporation evaluated the recoverability of this license, and the unamortized cost was written down to a net realizable value of zero.

4. Purchased Computer Software:

In July, 1998, the Corporation signed a $1,000,000 contract with an internet game developer to develop ten games. The Corporation advanced $250,000 to the developer, and one internet game was delivered in 1998 with a capitalized cost of $50,000. Subsequently, the Corporation and developer agreed to the development of five games in addition to the game delivered in 1998 for the amount of $250,000. The balance of $750,000 due and the remaining games to be developed under the original contract were cancelled by mutual agreement of the parties. (See Note 8)

                            WORLD GAMING CORPORATION
                    Notes to Financial Statements, continued
                    September 30, 1999 and December 31, 1998
                              -------------------

4. Purchased Computer Software, continued:

Amortization of the $50,000 relating to the one software game received in 1998 was $12,500 and $4,167 for the period ended September 30, 1999 and year ended December 31, 1998. Subsequent to September 30, 1999, the remaining five internet games under the modified arrangement were received by the Corporation and the amortization of the $200,000 relating to these games commenced.

5. Note Payable:

During the period ended September 30, 1999, the holder of a $30,000 note payable agreed to exchange the note for 30,000 shares of common stock. The exchange was recorded based on the estimated market value of $1.00 per share of common stock.

6. Capital Lease Obligations:

The Corporation acquired property and equipment under lease agreements which have been recorded as capitalized lease obligations. The capital lease obligations are guaranteed by the majority stockholder, require monthly payments ranging from $37 to $1,030 and expire through July, 2002.

Future scheduled minimum lease payments under capital leases at September 30, 1999 are as follows:

For the years ending December 31,
---------------------------------
1999                                            $  4,464
2000                                              17,846
2001                                              17,269
2002                                               5,111
                                                --------
Total minimum lease payments                      44,690
Less imputed interest                             (8,341)
                                                --------
Present value of capitalized lease payments       36,349
Less current portion                             (12,824)
                                                --------
Long-term capitalized lease obligations         $ 23,525
                                                ========

7. Stockholders' Equity:

Convertible Preferred Stock:

During 1998, the Corporation issued 328,750 shares of convertible preferred stock at par value ($1.00) in a private placement offering. The preferred stock, which was convertible into common stock on a one-for-one basis, was converted during 1998. Prior to the conversion, the Corporation issued a 5% preferred stock dividend (16,437 shares) to the holders of the preferred stock.

                            WORLD GAMING CORPORATION
                    Notes to Financial Statements, continued
                    September 30, 1999 and December 31, 1998

                                ---------------

7.   Stockholders' Equity, continued:

          Stock Purchase Warrants:

          At December 31, 1998, the Corporation had outstanding warrants to purchase 30,000 shares of common stock in connection with services previously rendered. In September, 1999 the warrants were exercised at the established exercise price of $.01 per share.

8.   Related Party Transactions:

     Included in "Loans payable-related parties" is a $136,000 demand loan payable to one of its stockholders bearing interest at 8% annually. Interest expense was $8,477 and $1,950 for the period ended September 30, 1999 and the year ended December 31, 1998, respectively.

     During 1998, the majority stockholder of the Corporation entered into a four-year employment agreement to become the Director of Strategic Planning and Corporate Development and the chief financial officer of the Corporation agreed to act as the chief financial officer of the company that is developing internet games for the Corporation (see note 4). The Corporation's majority stockholder was also granted stock options to purchase 5% of the related company at $.01 per share with an expiration date of ten years from the grant date. The foregoing employment relationships ended and the stock options held by the Corporation's majority stockholder were exercised upon the sale of the related company in February 1999.

     The Corporation leases office space from the Corporation's majority stockholder under a lease which expires in 2003. The lease has an option to renew for an additional five years. Rent expense was $14,895 and $4,965 for the period ended September 30, 1999 and the year ended December 31, 1998. The Corporation is also responsible for one-third of the real estate taxes and expenses of maintaining and operating the facility.


     Future minimum lease payments as of September 30, 1999 were as follows:



     For the years ended December 31,

     1999....................................$ 4,965
     2000.................................... 19,860
     2001.................................... 19,860
     2002.................................... 19,860
     2003.................................... 14,895
                                             -------
                                             $79,440
                                             =======

                            WORLD GAMING CORPORATION
                    Notes to Financial Statements, continued
                    September 30, 1999 and December 31, 1998
                               __________________

9.    Commitments and Contingencies:

      The Corporation has a network affiliation agreement with 24/7 Media, Inc. to sell advertising on the Corporation's web site for the Corporation's bingo internet game. Additionally, the Corporation has two "hosting" agreements with Multi-Player Games, Inc. (MPG Net) and Frontier Publications, Inc. (Frontier). In the agreement with MPGNet, the Corporation earns royalties consisting of a percentage of the revenue from the advertising fees generated. The agreement with MPG Net expires in the year 2001. Frontier, as part of their agreement, provides marketing for the Corporation's bingo website in return for royalty payments from the Corporation. The agreement with Frontier expires in the year 2002. The contract with 24/7 Media, Inc. was terminated on October 31, 1999 by mutual consent of both parties.

      The Corporation offers incentive prizes to the internet customers who play the Corporation's bingo game on the various websites. Rewards are issued to winners of bingo games and can be redeemed for cash or prizes. The minimum amount of rewards that must be accumulated for redemption is 1,500 for either cash or a prize worth $10.00. As of September 30, 1999, there were approximately 17.1 million rewards outstanding that potentially could be redeemed for cash or prizes. Because the Corporation has minimal history on which to base its liability for incentive prizes, the estimated liability ranges from $30,000 to $120,000. Management's best estimate of the liability is approximately $90,000, which has been recorded as other operating expenses and included in accrued expenses.

10.   Income taxes:

      The provision (benefit) for income taxes consisted of the following components:

                                       January 1, 1999 to        Year ended
                                       September 30, 1999     December 31, 1998
                                       ------------------     -----------------
      Currently payable                     $    --               $      --
                                            -------               ---------
      Deferred

            Federal                          (9,000)               (386,000)
            State                            (5,000)               (143,000)
                                            -------               ---------
                                            (14,000)               (529,000)
                                            -------               ---------
      Valuation allowance                    14,000                 529,000
                                            -------               ---------
      Provision for income taxes            $    --               $      --
                                            =======               =========

                            WORLD GAMING CORPORATION
                    Notes to Financial Statements, continued
                    September 30, 1999 and December 31, 1998
                                   ----------

10.  Income Taxes, continued:

     At September 30, 1999, the Corporation had net operating loss carryforwards for federal and state income tax purposes of approximately $465,000 that may be offset against future taxable income. If not used, the carryforwards will expire as follows:

          Years ending December 31,:                   Federal        State
          --------------------------                   --------      --------
          2008.........................................$     --      $257,000
          2009.........................................      --       208,000
          2018......................................... 257,000            --
          2019......................................... 208,000            --
                                                       --------      --------
                                                       $465,000      $465,000
                                                       ========      ========

     Pursuant to the subsequent change in ownership of the corporation expected in December 1999, the net operating losses will be subject to annual limitations on their utilization.

     Significant components of the Corporation's deferred tax assets for federal and state income tax purposes were as follows:

                                                September 30,       December 31,
                                                    1999                1998
                                                -------------       ------------
     Capitalized computer software license        $ 310,400          $ 377,700
     Capitalized organization and start-up
       expenditures                                  67,500             79,800
     Net operating loss carryforwards               209,100            115,300
                                                  ---------          ---------
         Total deferred tax assets                  587,000            572,800
     Valuation allowance for deferred tax assets   (587,000)          (572,800)
                                                  ---------          ---------
     Net deferred tax assets                      $      --          $      --
                                                  =========          =========

     A valuation allowance was established for all of the deferred tax assets since realization of the tax benefits is not assured.

11.  Stock Based Compensation:

     In connection with employment agreements executed in 1999 with certain key executives, the Corporation granted options to purchase an aggregate of 1.1 million shares of common stock under a non-qualified stock option plan.
     The original terms of the awards provided for graded vesting over a three-year period and an exercise price of $.01 per share. On December 3, 1999, however, the sole director of the Corporation granted immediate vesting to all option holders without exercise cost and directed the Corporation's transfer agent to issue the 1.1 million shares. No options had been exercised at September 30, 1999.


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
                            WORLD GAMING CORPORATION
                    Notes to Financial Statements, continued
                    September 30, 1999 and December 31, 1998

                             _____________________

11.  Stock Based Compensation, continued:

     On the date of grant, the estimated market value of the common stock was determined to be $1.00 per share based on transactions with unrelated third parties. Accordingly, compensation expense in the amount of $1,089,000 was recognized using the intrinsic value method prescribed by APB 25. The minimum value, as defined by FAS 123 for purposes of reporting by non-public entities under FAS 123, would have resulted in lower compensation expense than under APB 25; therefore, pro forma information required by FAS 123 has not been presented.

     Also, in conjunction with an employment agreement executed in February, 1999, the Corporation's chief financial officer received 150,000 shares of common stock as a "signing bonus". Accordingly, compensation expense in the amount of $150,000 was recognized in the nine months ended September 30, 1999 based on the estimated market value of $1.00 per share.

12.  Retirement Plan:

     The Corporation sponsors a SIMPLE IRA ("the Plan") under section 408(p) of the Internal Revenue Code covering all employees who receive at least $5,000 in compensation. The total amount of each employee's contribution to the Plan cannot exceed $6,000 for the calendar year. The Corporation's matching annual contribution to the Plan is an amount equal to the employee salary reduction contributions up to a limit of 3% of the employee's compensation. The Corporation may reduce the 3% contribution limit only under certain regulations as described in the Plan.

     Retirement expense for the period ended September 30, 1998 and the year ended December 31, 1998 was $2,128 and $1,540, respectively, and is included in other operating expenses.

13.  Major Customers:

     During the period ended September 30, 1999 and year ended December 31, 1998, one customer accounted for 88% and 100%, respectively, of total royalty income.

14.  Concentrations of Credit Risk:

     The Corporation performs ongoing credit evaluations of its customers and generally does not require collateral. At September 30, 1999, approximately 84% of the Corporation's accounts receivable were due from one customer.

     The Corporation maintains its cash accounts with banks and uninsured financial institution located in the Philadelphia region. The total cash balances are insured by the FDIC up to $100,000 per bank. The amount of cash in the uninsured financial institution at September 30, 1999 was approximately $245,000.

15.  Subsequent Events:

     Subsequent to September 30, 1999, the Corporation entered into agreements for:

     o The sale of 100% of the Corporation's common stock to Women.com Networks, Inc. (Women.com). The sale is expected to be consummated in December, 1999.


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
                            WORLD GAMING CORPORATION
                    Notes to Financial Statements, continued
                    September 30, 1999 and December 31, 1998
                                 -------------

15.     Subsequent Events, continued:

        o Warrants to purchase 276,514 shares of the Corporation's common stock at an exercise price of $.01 per share in exchange for services rendered in connection with obtaining a subordinated debt investment and the release of an exclusivity agreement entered into prior to the Corporation's negotiations for the sale of the Corporation to Women.com. The warrants were originally exercisable upon sale of the Corporation to Women.com. On November 22, 1998 the warrants become exercisable and were exercised, and an expense was recognized based on the estimated market value of $1.00 per share.

        o In November 1999, the Corporation bought out all of its outstanding capital lease obligations for equipment and repaid all of the outstanding loans payable to related parties, including $2,780 of interest.




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